UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Walter Energy, Inc.
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Walter Energy, Inc. 3000 Riverchase Galleria Suite 1700 Birmingham, AL 35244 www.walterenergy.com

Press Release

For Immediate Release

WALTER ENERGY URGES SHAREHOLDERS TO VOTE FOR ALL TEN BOARD NOMINEES

Emphasizes Improved Company Prospects, Strong Liquidity Position, and No Need for Incremental Funding

BIRMINGHAM, Ala. — Apr. 19, 2013—Walter Energy, Inc. (NYSE: WLT) (TSX: WLT) today released the following open letter to shareholders:

Dear Fellow Walter Energy Shareholders:

We have spoken with many of you personally over the past months, and we want to thank you for your constructive insights and feedback.  We pledge to continue to have an open dialogue with you in the months ahead.

With days left before our Annual Meeting on April 25, we want to reaffirm that your Board is aligned with you in its commitment to maximize shareholder value.

Since last Fall, when the met coal market began to decline, your Board and management team have taken decisive actions to position Walter Energy to deliver substantial increased value when met coal prices recover by aggressively reducing costs, safely increasing profitable met coal production, and improving your Company’s financial flexibility.

We are not tied to any asset — we are committed to pursuing all initiatives necessary to generate value for shareholders.

As a result of the two bond offerings we completed over the past six months, the Company has enhanced its liquidity and extended its debt maturity profile.  We have no material debt payments until 2015, and require no incremental funding at this time.  We are in a strong liquidity position. In addition, we are intensely focused on cost reduction as demonstrated by the significant progress we have made in reducing SG&A and production costs.

Our belief that our strategy is sound and our progress is tangible is supported by all three major independent proxy advisory services, which recommend that Walter Energy shareholders vote in favor of ALL TEN of the Company’s nominees.  Research analysts have also affirmed that we are on the right track.

It is unfortunate that Audley Capital continues to make reckless and irresponsible misstatements about our balance sheet, operations, and prospects, without regard for the impact on the Company or its shareholders. We note that Audley owns less than one-tenth of one percent of Walter Energy shares.

Throughout this contest, we have tried to be forthright, transparent, and accurate about our strengths, our challenges, and the work we still need to do.  Audley has failed by all these measures in its account of its true agenda, the background of its nominees, and its comments concerning the Company.  We believe our nominees can serve you best by continuing to execute our business plan and build on our strategic initiatives to date.  We have the right Board and management team, a proven track record of delivering shareholder value, and a commitment to working through challenges on your behalf.

Your vote is important in this election, and we urge you to vote TODAY so that your voice is heard.  To ensure your votes for ALL TEN of the Walter Energy Board’s nominees are represented at the meeting, we encourage you to vote today by telephone or by Internet by following the instructions on your WHITE proxy card.

Sincerely,

Michael T. Tokarz Chairman of the Board	Walter J. Scheller, III Chief Executive Officer and Director

Your Vote Is Important, No Matter How Many Or How Few Shares You Own

If you have questions about how to vote your shares, or need additional assistance,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 717-3898

Banks and Brokers Call Collect: (212) 750-5833

REMEMBER:

We urge you NOT to vote using any proxy card sent to you by

Audley, as doing so will revoke your vote on the WHITE proxy card.

About Walter Energy

Walter Energy is a leading, publicly traded “pure-play” metallurgical coal producer for the global steel industry with strategic access to high-growth steel markets in Asia, South America and Europe. The Company also produces thermal coal, anthracite, metallurgical coke and coal bed methane gas. Walter Energy employs approximately 4,100 employees and contractors with operations in the United States, Canada and United Kingdom. For more information about Walter Energy, please visit www.walterenergy.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and may involve a number of risks and uncertainties. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. Forward-looking statements include expressions such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “may,” “plan,” “predict,” “will,” and similar terms and expressions. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to various risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements: unfavorable economic, financial and business conditions; the global economic crisis; market conditions beyond our control; prolonged decline in the price of coal; decline in global coal or steel demand; prolonged or dramatic shortages or difficulties in coal production; our customer’s refusal to honor or renew contracts; our ability to collect payments from our customers; inherent risks in coal mining such as weather patterns and conditions affecting production, geological conditions, equipment failure and other operational risks associated with mining; title defects preventing us from (or resulting in additional costs for) mining our mineral interests; concentration of our mining operations in limited number of areas; a significant reduction of, or loss of purchases by, our largest customers; unavailability of cost-effective transportation for our coal; availability, performance and costs of railroad, barge, truck and other transportation; disruptions or delays at the port facilities we use; risks associated with our reclamation and mine closure obligations, including failure to obtain or renew surety bonds; significant increase in competitive pressures and foreign currency fluctuations; significant cost increases and delays in the delivery of raw materials, mining equipment and purchased components; availability of adequate skilled employees and other labor relations matters; inaccuracies in our estimates of our coal reserves; estimates concerning economically recoverable coal reserves; greater than anticipated costs incurred for compliance with environmental liabilities or limitations on our abilities to produce or sell coal; our ability to attract and retain key personnel; future regulations that increase our costs or limit our ability to produce coal; new laws and regulations to reduce greenhouse gas emissions that impact the demand for our coal reserves; adverse rulings in current or future litigation; inability to access needed capital; events beyond our control may result in an event of default under one or more of our debt instruments; availability of licenses, permits, and other authorizations may be subject to challenges; risks associated with our reclamation and mine closure obligations; failure to meet project development and expansion targets; risks associated with operating in foreign jurisdictions; risks related to our indebtedness and our ability to generate cash for our financial obligations; downgrade in our credit rating; our ability to identify suitable acquisition candidates to promote growth; our ability to successfully integrate acquisitions; our exposure to indemnification obligations; volatility in the price of our common stock; our ability to pay regular dividends to stockholders; costs related to our post-retirement benefit obligations and workers’ compensation obligations; our exposure to litigation; and other risks and uncertainties including those described in our filings with the SEC. Forward-looking statements made by us in this release, or elsewhere, speak only as of the date on which the statements were made. You are advised to read the risk factors in our most recently filed Annual Report on Form 10-K and subsequent filings with the SEC, which are available on our website at www.walterenergy.com and on the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us or our anticipated results. We have no duty to, and do not intend to, update or revise the forward-looking statements in this release, except as may be required by law. In light of these risks and uncertainties, readers should keep in mind that any forward-looking statement made in this press release may not occur. All data presented herein is as of the date of this release unless otherwise noted.

Important Additional Information

On March 8, 2013, Walter Energy filed with the Securities and Exchange Commission (“SEC”), a definitive proxy statement (as it may be amended or supplemented, the “Proxy Statement”) concerning the proposals to be presented at Walter Energy’s 2013 Annual Meeting of Stockholders in connection with the solicitation of proxies from Walter Energy’s stockholders. The Proxy Statement contains important information about Walter Energy and the 2013 Annual Meeting. In addition, Walter Energy files annual, quarterly and special reports, proxy statements and other information with the SEC. INVESTORS AND STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT WALTER ENERGY AND THE PROPOSALS TO BE PRESENTED AT THE 2013 ANNUAL MEETING. These documents are available free of charge at the SEC’s website (www.sec.gov) or from Walter Energy at our investor relations website (www.investorrelations.walterenergy.com). The contents of the websites referenced herein are not deemed to be incorporated by reference into the Proxy Statement.

Certain Information Regarding Participants

Walter Energy, its directors and certain of its officers may be deemed to be participants in the solicitation of Walter Energy’s stockholders in connection with its 2013 Annual Meeting. Information regarding the names, affiliations and direct and indirect interests (by security holdings or otherwise) of these persons is found in the Proxy Statement for the 2013 Annual Meeting, which is filed with the SEC. Additional information regarding these persons can also be found in other documents filed by Walter Energy with the SEC. Stockholders are able to obtain a free copy of the Proxy Statement and other documents filed by Walter Energy with the SEC from the sources listed above.

Contact:	For media:	For investors:
	Ruth Pachman	Mark Tubb
	ruth-pachman@kekst.com	mark.tubb@walterenergy.com
	212/521-4891	205/745-2627

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